EXHIBIT 99.2

BAY NETWORKS                                                            NORTEL
                                                              Northern Telecom

                                 News Release


FOR IMMEDIATE RELEASE                                            June 15, 1998

Nortel (Northern Telecom) and Bay Networks in US$9.1 Billion Transaction

Nortel's Acquisition of Bay Networks to Create a New Category of Company;

First to Offer Mission-Critical, Internet Protocol Integrated Networks


TORONTO and SANTA CLARA, CA - Nortel (Northern Telecom) (NYSE: NT/TSE: NTL), one of the world's largest suppliers of digital network solutions, and Bay Networks (NYSE: BAY), a leader in the worldwide data networking market, today announced they have entered into a definitive merger agreement through which Nortel will acquire Bay Networks. The estimated US$9. l billion transaction is the largest to date among telecom and data network systems providers.

     The transaction creates a new category of company that will be the first to deliver missioncritical Internet Protocol (IP) integrated networks that will reach anyone, anytime, at any place in the world. These next-generation networks will unleash innovation and enable customers to gain competitive advantage and realize their full business potential.

     The combined businesses will provide these networks, optimized for IP, which carry voice, data and video from desktop to desktop across LAN (Local Area Network), WAN (Wide Area Network) and carrier backbones, delivering new levels of personalized service, flexible access, cost-efficiency, scalability, security and adaptive performance with the reliability that customers demand.

     On consummation of the merger, Bay Networks will continue to operate as a wholly-owned subsidiary of Nortel. Under the terms of the merger agreement, Bay Networks shareholders will receive a fixed exchange ratio of
 .60 of a Nortel common share for each share of Bay Networks common stock. As a result of the merger, Nortel expects to issue approximately 134 million common shares in the aggregate with respect to Bay Networks' outstanding shares. Based on the closing price of US$63.69 per share of Nortel (as of Friday, June 12, l 998), this represents a price of US$38.2 l per share of Bay Networks and US$9. l billion for the entire transaction, on a fully diluted basis. On the closing of the transaction, Bay Networks shareholders will own approximately 2 l percent of Nortel. The boards of directors of the two companies have approved the transaction.

                                   - more -

     Upon completion of the transaction, Nortel's Enterprise Data Networks business will be integrated with Bay Networks' operations. John Roth, currently president and chief executive officer of Nortel, will remain chief executive officer and a director of the corporation. Dave House, chairman, chief executive officer and president of Bay Networks, will become president of Nortel and be appointed to the Nortel Board of Directors. Bay Networks will act as the focal point for Nortel's current and future data networking business.

     "Dave House will bring IP networking expertise to all of Nortel's lines of business, and that will benefit customers of our carrier, broadband, wireless, and enterprise operations," said Mr. Roth.

     The consummation of the merger is subject to certain customary conditions, including approval by shareholders of Bay Networks, compliance with the Hart-Scott-Rodino Antitrust Improvements Act, and certain other regulatory filings and approvals. The transaction, which is expected to close late in the third quarter of 1998, will be tax-free to Bay Networks shareholders and will be accounted for by Nortel using purchase accounting.

A New Category of Company

     "This transaction creates a new category of company suited to this era -
- an era of end-toend, mission-critical IP networks," said Mr. Roth. "Our combined business will be ideally constructed to meet this need, in terms of complementary expertise, products, and distribution. Because of the lack of overlap, we can focus strictly on meeting the needs of our customers, not on rationalizing the combined business. With this transaction, Nortel and Bay Networks will effectively break out and redefine the center of the information industry - the unoccupied space where data and voice networks, driven by the Internet, are expected to converge," he said.

     "This is another step in the direction in which we have been moving all along," said Mr. House. "The Web has changed everything. The public network is moving rapidly from voice to data. A new class of company must emerge to meet the demand for IP technology and networking expertise, with the ability to build carrier-class, mission-critical networks. That company is Nortel and Bay Networks. Together, we will create next-generation networks that spark the next wave of innovation and revolutionize the way we work, learn and play."

Profile of the Combined Business

     This new category of company will combine the best of both worlds - the time-to-market and agility demanded in the enterprise data market, and the backbone capacity and ruggedness required in the telecommunications network environment. It will incorporate the best practices of both companies and focus on mutual strengths - a shared vision of network evolution, emphasis on providing value to customers and a commitment to anticipate and lead marketplace needs.

                                   - more -

     New network solutions must provide new value proposition -- a boundary-less network offering that encompasses Enterprise LANs, WANs, edge gateways, service provider access, collect and backbone networks, end-to-end flow, and policy and service management. Nortel will deliver this value proposition to both enterprise and carrier customers.

     Following the merger, Nortel will be able to reach a wider range of customers through one of the most diverse distribution networks in the industry. Nortel will build on Bay Networks' well-established channels of distribution, as well as its significant presence in the enterprise and Internet Service Provider markets. Nortel will also capitalize on its growing direct sales force and strong distribution channels for a full range of the combined companies' networking systems products, including Bay Networks' Accelar switch routing for high performance backbone networking and gigabit LANs, and Nortel's Passport ATM networking products. By enhancing customer choice and availability, Nortel expects to be able to accelerate the deployment of Webtone to a broader range of customers worldwide.

     The transaction will create a US$ 17.7 billion entity (based on 1997 calendar sales) that will operate globally and have more than 80,000 employees. Nortel's premise is to leverage the financial and strategic strengths of both businesses, and create long-term growth that will be superior to what either Nortel or Bay Networks might otherwise achieve on a standalone basis. Before acquisition-related items, the transaction is expected to be dilutive in 1998 and slightly accretive to Nortel's earnings per share in 1999.

Financial Advisors, Other Information

     Deutsche Bank Securities Technology Group acted as financial advisor to Nortel for this transaction, while Morgan Stanley represented Bay Networks.

     Nortel works with customers in more than 150 countries and territories to design, build and integrate their communications products and advanced digital networks. Nortel had 1997 revenues of US$15.5 billion, and has approximately 73,000 employees worldwide.

     Nortel has been a major player in the WAN data market and 1997 revenues from its data and multimedia portfolio totaled US$785 million. The acquisition of Micom Communications Corp. in June 1996 significantly strengthened Nortel's access portfolio. Nortel has since taken several additional initiatives, including, in 1998, its investment in Avici Systems, Inc. (terabit routing), and the acquisition of two leading-edge start-up companies - Broadband Networks Inc. (broadband wireless) and Aptis Communications, Inc. (remote access). Entrust Technologies Inc., a Nortel subsidiary, has been a pioneer in the area of Internet security. Nortel has also become the leading provider of optical networks. Over 70 percent of backbone Internet traffic in North America is transmitted over Nortel optical systems. In addition, Nortel is one of the world's largest providers of wireless systems infrastructure, and is well positioned to bring to market broadband wireless systems for data, voice, and Internet access services.

                                   - more -

     Bay Networks, Inc. is a leader in the worldwide networking market, providing a complete line of products that serve corporate enterprises, service providers and telecommunications carriers. The company offers frame and ATM switches, routers, shared media, remote and Internet access solutions, IP services and network management applications, all integrated by Bay Networks' Adaptive Networking strategy. Bay Networks markets its products and services around the world, providing 7x24 support coverage.

                                     - end

For more information:
Nortel                                   Bay Networks
Peter Janecek                            Mike Deshaies
Media Relations                          Media Relations
(905) 863-6251                           (408) 495-3292

peterjanecek@nortel.com                  mdshaies@baynetworks.com
Pager: (416) 378-8176

Bob Kaye                                 Sandra Toms
Investor Relations                       Investor Relations
(905) 863-6044                           (408) 495-1181
bob.kaye@nortel.com                      stoms@baynetworks.com

Or visit Nortel's website at www.nortel.com
Or visit www.baynetworks.com
Or visit www.merger-news.com